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                       [Shearman & Sterling Letterhead]






                                 April 3, 1998



Sun Healthcare Group, Inc.
101 Sun Avenue, N.E.
Albuquerque, NM  87109


                           Sun Healthcare Group, Inc.
                       Registration Statement on Form S-3


Ladies and Gentlemen:

          We are acting as special counsel for Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of Amendment Number 4 to the Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 33-93228). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company:
(i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the "Debt Securities"), which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities, as applicable (the "Indenture" or "Indentures"), proposed to be entered into between the Company and trustees to be named (the "Trustee" or "Trustees"); (ii) shares of preferred stock, $0.01 par value (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each a "Deposit Agreement") proposed to be entered into between the Company and a depositary to be named (the "Depositary"); (iii) shares of common stock, $0.01 par value per share, of the

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Company ("Common Stock"); (iv) warrants ("Warrants") to purchase Debt
Securities, Preferred Stock, Depositary Shares, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each a "Warrant Agreement") proposed to be entered into between the Company and a warrant agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

          In this capacity, we have examined copies of (a) the form of Registration Statement relating to the Offered Securities; (b) the forms of Indentures; (c) the form of supplemental indenture (d) the forms of certificate of trust (e) the form of preferred securities guarantee and (f) originals, or copies identified to our satisfaction, of such corporate records of the Company, including resolutions of the Board of Directors of the Company (the "Resolutions"), and such other agreements and instruments, certificates of public officials and certificates of officers of the Company and other persons as we have deemed necessary as a basis for the opinions hereinafter expressed. In addition, in our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied as to factual matters upon certificates of officers of the Company, certificates of public officials and other oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indentures, the Deposit Agreement and the Warrant Agreement will be duly authorized, executed and delivered by the Trustees, the Depositary and the Warrant Agent, respectively, and that any Debt Securities, Receipts or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees, the Depositary or the Warrant Agent, respectively.

          Our opinions set forth below are limited to the laws of the State of New York, laws of the State of Delaware and Federal laws of the United States, and we do not express any opinion herein concerning any other laws. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including rules and regulations, in effect on the date hereof.

          We have assumed that (i) the Indentures, the Deposit Agreement and the Warrant Agreement will be duly executed and delivered by the Company and
(ii) the choice of New York law in the Indentures, the Deposit Agreement and the Warrant Agreement is legal and valid under the laws of other applicable jurisdictions.

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          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Indentures have been duly authorized and, when executed and delivered by the Company pursuant to authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Trustee or Trustees, as the case may be, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          2. The Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Trustee or Trustees, as the case may be, in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

          3. The Warrant Agreements have been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

          4. The Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates representing such Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.

          5. The Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrants) has been duly authorized and, when issued and sold by the Company, in each case pursuant to the authority granted in the Resolutions, will be duly authorized and validly issued and will be fully paid and nonassessable, provided that the consideration therefor is not less than the par value; and if the Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Preferred Stock will be duly authorized validly issued and will be fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Preferred Stock and the conversion or exchange of the Preferred Stock in accordance with the terms of the Certificate of Designation, provided that the consideration therefor is not less than the par value.

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          6.   The Receipts have been duly authorized and, when executed and delivered by the Company, in each case pursuant to the authority granted in the resolutions, when issued and sold, will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms.

          7. The Common Stock (including any duly issued upon exercise of any Warrants) has been duly authorized and, when issued and sold by the Company, in each case pursuant to the authority granted in the Resolutions, will be duly authorized and validly issued and will be fully paid and nonassessable, provided that the consideration therefor is not less than the par value.

          The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

            This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the holders of the Company's securities to be issued pursuant to the Registration Statement, and may not be made available to any other person or entity without our prior written consent. In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof; we disclaim any duty to update such opinion.


                                       Very truly yours,


                                       /s/ Shearman & Sterling